SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2002

PACKETEER, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE		77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10495 NORTH DE ANZA
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 873-4400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

Craig Elliott, director and former President and CEO, and Brett Galloway director and interim CEO, have each informed us that, in order to diversify their investment portfolios while avoiding conflicts of interest or the appearance of any such conflict that might arise from their present or former positions with the Company, they have established written plans in accordance with SEC Rule 10b5-1 for gradually liquidating a portion of their holdings of our common stock. These plans call for sales of a specific number of shares of stock per month, subject to certain contingencies relating to prevailing stock price. These plans run from June 8, 2002 through May 31, 2003.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2002

Packeteer, Inc.

By: /s/ David C. Yntema Name: David C. Yntema Title: Chief Financial Officer